UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2024 (April 2, 2024)

Corebridge Financial, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41504	95-4715639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2919 Allen Parkway, Woodson Tower,
Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 1-877-375-2422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRBG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 2, 2024, Lucy Fato resigned as a member of the Board of Directors (the “Board”) of Corebridge Financial, Inc. (the “Company”), effective immediately. Ms. Fato did not cite any disagreement on any matter relating to the Company's operations, policies or practices. Ms. Fato served as a member of the Board pursuant to a separation agreement (the “Separation Agreement”) between the Company and American International Group, Inc. ("AIG") under which AIG has the right to designate members of the Board, subject to maintaining specified ownership requirements.
On April 4, 2024, the Board elected Rose Marie Glazer, Executive Vice President, General Counsel and Interim Chief Human Resources & Diversity Officer of AIG, as a member of the Board, effective immediately. Ms. Glazer serves as a member of the Board pursuant to the Separation Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corebridge Financial, Inc.

Date:	April 5, 2024	By:	/s/ Christine Nixon
			Name:	Christine Nixon
			Title:	Executive Vice President and General Counsel